DENTSPLY

                                        NEWS
      For further
      Information
      Contact:



      Bret W. Wise                             FOR IMMEDIATE RELEASE
      Senior Vice President and
      Chief Financial Officer
      (717) 849-4718


                             DENTSPLY International INC.
                   REPORTS STRONG RESULTS FOR SECOND QUARTER 2003


      York, PA - July 30, 2003 -- DENTSPLY International Inc. (NASDAQ -XRAY) today announced sales for the second quarter of 2003 were a record $417.9 million, an increase of 9.7% compared to the second quarter of 2002. Sales excluding precious metal content rose
      10.9% to $371.7 million compared to $335.2 million in the 2002 period. Net income for the second quarter 2003 was $44.2 million, up 20.1% over the prior year and earnings per share were $.55, a 19.6% increase over 2002.

      Sales for the six months ended June 30, 2003 were $814.1 million, a 10.6% increase compared to $735.9 million for the six months ended June 30, 2002. Sales excluding precious metals for the 2003 period were $713.5 million, an 11.3% increase compared to the 2002 period. Net income for the six month period in 2003 was $82.5 million, a 18.0% increase over the prior period, and earnings per diluted share were $1.03 per share, an increase of 17.0%, compared to $0.88 per share in the 2002 period.

      The Company recorded pretax charges of $5.5 million in the second quarter and total pretax charges of $9.6 million in the six month period of 2003, related primarily to accounting for inventory, receivables and prepaid expenses at three locations impacted by integration activities following the completion of acquisitions in 2001. The largest portion of these charges relate to an inventory adjustment at one of these divisions, confirmed by a physical inventory that the Company initiated and completed in the second quarter. Also in the second quarter, the Company initiated and completed an independent evaluation of its accounting practices for establishing reserves. As a result of this evaluation, the Company identified and reversed to income
      $4.4 million of reserves that should have been reversed in prior periods or were erroneously established. In the first quarter of 2003, the Company reversed $2.4 million of product return reserves that were recorded in excess of appropriate amounts. The impact of the establishment and reversal of these reserves was not material to the results of operations in prior periods and will not be material to the results of operations in 2003. As a result of this evaluation, the Company is revising certain procedures for identifying and estimating reserves to improve the accuracy of its accounting for loss contingencies in the future.

      John C. Miles, II, Chairman and Chief Executive Officer, commented that "the Company's growth continues to be driven by new product introductions over the past 18 months, particularly those in dental consumables. I am particularly pleased with the rapid sales growth of several of our new product introductions including Cercon, our all ceramic crown and bridge consumable and Aquasil Ultra, our new impression material. Our new product pipeline remains robust and we anticipate several additional key product introductions in the second half of 2003."

      DENTSPLY Conference Call Information:

      DENTSPLY will hold a conference call on Thursday, July 31, 2003 at 8:30 a.m. (TZ: Eastern). To access the call, please dial domestic
      (877) 885-5820 and international (706) 643-9578. This conference call will be broadcast live on the Internet at www.dentsply.com. An audio replay of the conference call will be available for two weeks. To access the replay, please dial domestic (800) 642-1687 and international (706) 645-9291. Call I.D. : 1382341. A transcript of the conference call will also be available through the Company's web site five days after the call.

      DENTSPLY designs, develops, manufactures and markets a broad range of products for the dental market. The Company believes that it is the world's leading manufacturer and distributor of dental prosthetics, precious metal dental alloys, dental ceramics, endodontic instruments and materials, prophylaxis paste, dental sealants, ultrasonic scalers, and crown and bridge materials; the leading United States manufacturer and distributor of dental x-ray equipment, dental handpieces, intraoral cameras, dental x-ray film holders, film mounts and bone substitute/grafting materials; and a leading worldwide manufacturer or distributor of dental injectible anesthetics, impression materials, orthodontic appliances, dental cutting instruments and dental implants. The Company distributes its dental products in over 120 countries under some of the most well established brand names in the industry.

      DENTSPLY is committed to the development of innovative, high quality, cost-effective new products for the dental market.

      This press release contains forward-looking statements regarding future events or the future financial performance of the company. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein as a result of certain risk factors. These risk factors include without limitation; the ability to continue to generate sufficient cash flow to pay down debt as planned, the continued strength of dental markets, the timing, success and market reception for our new product introductions, and changes in the general economic environment that could affect our business.

      For an additional description of risk factors, please refer to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.


                             DENTSPLY INTERNATIONAL INC.
                          CONSOLIDATED STATEMENTS OF INCOME
                         (IN THOUSANDS EXCEPT PER SHARE DATA)

                                        THREE MONTHS ENDED          SIX MONTHS ENDED
                                              June 30                    June 30
                                        --------------------       --------------------

                                            2003       2002            2003       2002
                                        ---------  ---------       ---------  ---------

NET SALES                               $417,949   $381,013        $814,136   $735,881
NET SALES - ex PM                       $371,668   $335,218        $713,506   $640,786

COST OF PRODUCTS SOLD                    212,839    196,473         418,955    381,969

GROSS PROFIT                             205,110    184,540         395,181    353,912
 % OF NET SALES                            49.1%      48.4%           48.5%      48.1%
 % OF NET SALES - ex PM                    55.2%      55.1%           55.4%      55.2%

SELLING, GENERAL &
ADMINISTRATIVE EXPENSES                  134,085    119,783         262,146    234,199

RESTRUCTURING (INCOME)/COSTS                   0        (44)              0     (2,001)
                                        ---------  ---------       ---------  ---------

INCOME FROM OPERATIONS                    71,025     64,801         133,035    121,714
 % OF NET SALES                            17.0%      17.0%           16.3%      16.5%
 % OF NET SALES - ex PM                    19.1%      19.3%           18.6%      19.0%

NET INTEREST AND
OTHER EXPENSE (INCOME)                     5,542      9,017          10,832     15,714
                                        ---------  ---------       ---------  ---------


PRE-TAX INCOME                            65,483     55,784         122,203    106,000

INCOME TAXES                              21,265     18,964          39,718     36,084
                                        ---------  ---------       ---------  ---------


NET INCOME                               $44,218    $36,820         $82,485    $69,916
 % OF NET SALES                            10.6%       9.7%           10.1%       9.5%
 % OF NET SALES - ex PM                    11.9%      11.0%           11.6%      10.9%

EARNINGS PER SHARE-BASIC                   $0.56      $0.47           $1.05      $0.90
                  -DILUTIVE                $0.55      $0.46           $1.03      $0.88

DIVIDENDS PER SHARE                     $0.04600   $0.04600        $0.09200   $0.09200

WEIGHTED AVERAGE
NUMBER OF COMMON
SHARES OUTSTANDING-BASIC                  78,688     78,163          78,566     78,056
                  -DILUTIVE               80,327     80,076          80,168     79,858

                           DENTSPLY INTERNATIONAL INC.
                            CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)



                                                      JUNE 30,     DECEMBER 31,
                                                       2003           2002
ASSETS

CURRENT ASSETS:
  CASH AND CASH EQUIVALENTS                         $   81,401      $   25,652
  ACCOUNTS AND NOTES RECEIVABLE-TRADE, NET             243,813         221,262
  INVENTORIES, NET                                     229,592         214,492
  OTHER CURRENT ASSETS                                  82,489          79,595
     TOTAL CURRENT ASSETS                              637,295         541,001

PROPERTY,PLANT AND EQUIPMENT, NET                      348,971         313,178
GOODWILL, NET                                          941,598         898,497
IDENTIFIABLE INTANGIBLES ASSETS, NET                   236,973         236,009
OTHER NONCURRENT ASSETS, NET                           139,372          98,348

TOTAL ASSETS                                        $2,304,209      $2,087,033


LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES                                 $  379,577      $  365,745
LONG-TERM DEBT                                         824,971         769,823
OTHER LIABILITIES                                       93,321          87,239
DEFERRED INCOME TAXES                                   27,038          27,039
                                                    ----------      ----------
    TOTAL LIABILITIES                                1,324,907       1,249,846

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES           1,320           1,259
STOCKHOLDERS' EQUITY                                   977,982         835,928

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $2,304,209      $2,087,033
